EXECUTION COPY

NEWPOINT FINANCIAL CORP.
as the Pledgor

and

NOVEA INC.
as Secured Party

COLLATERAL PLEDGE AND SECURITY AGREEMENT

KEYSTONE LAW

12 January 2022

TABLE OF CONTENTS

THIS COLLATERAL PLEDGE AND SECURITY AGREEMENT (this "**Agreement**"), dated 12 January 2022 (the "**Effective Date**"), is made by and between NEWPOINT FINANCIAL CORP., a corporation organized and existing under the laws of the State of Wyoming (the "**Pledgor**"), in favor of NOVEA INC., a corporation organized and existing under the laws of Wyoming (the "**Secured Party**").

WITNESSETH:

WHEREAS, the parties are entering into a Note Issuance Agreement dated 12 January 2022 (the "**Note Issuance Agreement**") wherein The Pledgor has agreed to issue Notes (as defined in the Note Issuance Agreement) to the Secured Party.

WHEREAS, pursuant to the Note Issuance Agreement, the Pledgor has issued Notes represented by Certificates NPFC/UST/CN/2021-02-01, NPFC/UST/CN/2021-01-02, NPFC/UST/CN/2021-01-03, NPFC/UST/CN/2021-01-04, NPFC/UST/CN/2021-01-05, NPFC/UST/CN/2021-01-06, NPFC/UST/CN/2021-01-07, NPFC/UST/CN/2021-01-08, NPFC/UST/CN/2021-01-09, NPFC/UST/CN/2021-01-10 (the "**Notes**") to the Secured Party.

WHEREAS, pursuant to the Note Issuance Agreement and the Notes, the Secured Party has required the Pledgor to pledge the Collateral (as defined below) in favor of the Secured Party to secure payment for the Secured Obligations (as defined below), pursuant to and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Recitals; Definitions.

The foregoing recitals are hereby incorporated into and made part of this Agreement. Unless otherwise defined herein, terms used herein that are defined in the UCC (as defined below) shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in such Article 9. For purposes of this Agreement, the following terms have the following respective meanings:

(a) "**Business Day**" means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City, Wyoming, California and London are authorized or required by law to close;

(b) Any one or more of the following shall constitute an "**Event of Default**" under this Agreement: (i) the failure of the Pledgor to pay any sum due under any of the Notes when due, whether by demand or otherwise, and such sum remains unpaid for ten (10) Business Days after the due date, (ii) any representation made to the Secured Party by the Pledgor having been false or misleading in any material respect when made, and/or (iii) the failure of the Pledgor to perform or observe any of the Pledgor's covenants, liabilities, and/or obligations under this Agreement or the Notes.

(c) "**Note**" means a demand promissory note dated 12 January 2022 between Newpoint Financial Corp. and Novea Inc., and collectively shall be referred to as "**Notes**".

(d) "**Note Issuance Agreement**" means a note issuance agreement dated 12 January 2022 between Newpoint Financial Corp. and Novea Inc.

(e) "**Perfection Limit**" means U.S. $50,000,000 (fifty million United States dollars).

(f) The Pledgor shall, from time to time, as may be required by the Secured Party with respect to the Collateral (as defined below), immediately take all actions as may be

requested by the Secured Party to perfect the Security Interest (as defined below) of the Secured Party in the Collateral (as defined below) up to the Perfection Limit, at the sole cost and expense of the Pledgor.

(g) **"Proceeds"** means "proceeds" as such term is defined in Section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral (as defined below), collections thereon, or distributions with respect thereto.

(h) **"Transaction Documents"** means this Agreement, the Note Issuance Agreement and the Note.

(i) **"UCC"** means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction relating to the Collateral (as defined below) or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral (as defined below), the Uniform Commercial Code as in effect from time to time in such state.

(j) **"USTs"** means the United States Treasuries which rights are held by the Pledgor, including without limitation those United States Treasuries described on Exhibit A attached hereto.

2. Pledge.

(a) In order to secure and to provide for the repayment of the Secured Obligations (as defined below), subject to Section 2(b) below, the Pledgor hereby pledges, assign and grants to the Secured Party and hereby creates, a continuing lien and first priority perfected security interest (the **"Security Interest"**) in favor of the Secured Party in and to all of the Pledgor's right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired in an amount never to exceed the Perfection Limit (collectively, the **"Collateral"**):

(i) the USTs and all rights appurtenant thereto;

(ii) all "accounts," "general intangibles," "instruments," and "investment property" (in each case as defined in the UCC) constituting or relating to the foregoing; and

(iii) all Proceeds and products of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing (including, without limitation, dividends), and any and all Proceeds of any insurance, indemnity, warranty, or guaranty payable to the Pledgor from time to time with respect to any of the foregoing.

(b) The Security Interest in the Collateral as set out in this Agreement shall be limited at all times to an amount of the Collateral equal to the Secured Obligations as set out in Section 3 from time to time and at no time will exceed the Perfection Limit.

3. Secured Obligations.

The Collateral secures the due and prompt payment and performance of:

(a) the obligations of the Pledgor from time to time arising under the Notes and this Agreement, or otherwise with respect to the due and prompt payment of (i) the principal of the Notes (and all interest thereon as set forth in the Notes), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, attorneys' fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the

pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Pledgor under or in respect of the Notes and this Agreement; and

(b) all other covenants, duties, debts, obligations, and liabilities of any kind of the Pledgor under or in respect of the Notes and this Agreement, or any other document or other instrument made, delivered, or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership, or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in Section 3 being herein collectively referred to as the "**Secured Obligations**").

4. Perfection of Pledge.

(a) The Pledgor shall, from time to time, as may be required by the Secured Party with respect to all Collateral, immediately take all actions as may be requested by the Secured Party to perfect the Security Interest of the Secured Party in the Collateral up to the Perfection Limit, at the sole cost and expense of the Pledgor.

(b) The Pledgor hereby irrevocably authorizes the Secured Party at any time and from time to time to (i) file, up to the Perfection Limit, without the signature of the Pledgor where permitted by law, in any relevant jurisdiction any and all financing statements, modifications, continuations, and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement, modification, continuation, or amendment relating to the Collateral, (ii) sign any such statement, modification, continuation, or amendment on behalf of the Pledgor if the Secured Party deems such signature necessary or desirable under applicable law, and (iii) file, up to the Perfection Limit, a carbon, photographic, or other reproduction of any financing statement, modification, continuation, or amendment if the Secured Party deems such filing necessary or desirable under applicable law. Upon request by the Secured Party, the Pledgor shall promptly provide to the Secured Party all information required by the Secured Party hereunder.

5. Representations and Warranties.

The Pledgor represents and warrants to the Secured Party as follows:

(a) The Pledgor has the rights to the USTs, in an amount up to and including the Perfection Limit, by way of its perfected first priority security interest in the Collateral. Upon the execution and delivery of this Agreement and UCC filings, the Pledgor shall have then conferred a perfected Security Interest to the Secured Party.

(b) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected Security Interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(c) The Pledgor is duly organized and validly existing under the laws of the jurisdiction in which it was organized and is duly qualified and authorized to do business and to own its properties and to perform its obligations under this Agreement.

(d) The Pledgor has the power, right, and authority to execute and deliver this Agreement and to carry out and perform their obligations hereunder, including, without limitation, to pledge the Collateral pursuant to this Agreement and the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the Pledgor's part and does not contravene its charter and/or by-laws.

(e) This Agreement, when executed and delivered by the Pledgor, will constitute a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(f) Neither the execution and delivery of this Agreement by the Pledgor, nor the performance by the Pledgor of its obligations hereunder violates or will violate any provision of any applicable law or regulation or any order, judgment, writ, award, or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor or any of its property, or any agreement or instrument to which the Pledgor is party or by which the Pledgor or any of its property is bound.

(g) No authorization, approval or license or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Pledgor of this Agreement or for the consummation of the transactions contemplated thereby.

(h) The following is a true and complete list of the appropriate filing offices for the UCC-1 financing statements with respect to the Collateral: Secretary of State of the State of New York, Secretary of State of the State of Wyoming and Secretary of State of the State of California.

(i) Upon the filing of a financing statement with the Secretary of State of the State of New York, Secretary of State of the State of Wyoming and the Secretary of State of the State of California, the Secured Party's Security Interest in the Collateral will be perfected under applicable law.

6. Further Assurances, Affirmative Covenants.

(a) Subject to the terms, conditions and limitations herein, the Pledgor shall, at the Pledgor's own cost and expense, defend title to the Collateral and the Security Interest of the Secured Party therein against the claim of any person claiming against or through the Pledgor and shall maintain and preserve such Security Interest for so long as this Agreement shall remain in effect.

(b) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or reasonably desirable, or that the Secured Party may reasonably request, in order to perfect and protect any Security Interest granted hereunder or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to the Collateral.

(c) The Pledgor will at all times keep accurate and complete books and records with respect to the Collateral and agrees that the Secured Party or its respective representatives shall have the right at any time and from time to time, upon not less than one (1) business days' notice, to call at the Pledgor's place of business during normal business hours to inspect and examine the books and records of the Pledgor relating to the Collateral and to make extracts therefrom and copies thereof.

(d) The Pledgor will observe and perform its obligations under this Agreement and the Notes during the term of each such agreement.

7. Transfers and Other Liens.

The Pledgor shall not sell, offer to sell, dispose of, convey, assign, or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit, or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance, or other restriction or limitation of any nature whatsoever (collectively "**Other Interests in the Collateral**"), on the USTs that will, when such Other Interests in the Collateral are taken in the aggregate (having regard to the Security Interest created herein) be in an amount that is in excess of the USTs., except with the prior written consent of the Secured Party.

8. Remedies upon Default.

If any Event of Default shall have occurred and be continuing;

(a) The Secured Party may, without any other notice to or demand upon the Pledgor, assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral in an amount up to the Security Interest. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Pledgor at its notice address as provided in Section 12 ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the applicable value of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral (up an amount no greater than the Security Interest at such time) on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof (in an amount up to the Security Interest) shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale.

(b) All rights of the Pledgor to (i) exercise any rights that the Pledgor would otherwise be entitled to exercise pursuant to Section 2(a)(i) and (ii) receive distributions which the Pledgor would otherwise be entitled to receive and retain pursuant to Section 2(a)(iii) shall immediately cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such distributions as Collateral.

(c) Any cash held by the Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, but not limited to, reasonable attorneys' fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus. The Pledgor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

9. No Waiver and Cumulative Remedies.

The Secured Party shall not by any act, delay, indulgence, omission, or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced to any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by under contract, at law, in equity, or otherwise.

10. Waiver of Stays, Etc.

To the full extent that the Pledgor may lawfully so agree, the Pledgor agrees that it will not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force to prevent or delay the enforcement of this Agreement or the absolute sale of any portion of or all of the Collateral or the possession thereof by any purchaser at any sale under this Agreement, and the Pledgor, for itself and all who may claim under the Pledgor, as far as the Pledgor now or hereafter lawfully may do so, hereby waives the benefit of all such laws.

11. Entire Agreement; Amendments.

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated, or waived, and no consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor, and then such amendment, modification, supplement, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

12. Notices.

All notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by e-mail as follows:

If to the Secured Party:

If to the Pledgor:

If to the Process Agent:

Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by e-mail during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day). Any party hereto may change the address or e-mail for receipt of communications by giving written notice to the others.

13. Continuing Security Interest: Assignment.

This Agreement shall create a continuing first priority lien and security interest in the Collateral up to the Perfection Limit and shall (a) remain in full force and effect until indefeasible payment and performance in full of all the Secured Obligations, (b) be binding upon the Pledgor and its successors and permitted assigns, and (c) inure to the benefit of the Secured Party and its successors and assigns. The Pledgor shall not assign or otherwise transfer this Agreement or any of the Pledgor's rights or obligations hereunder without the prior written consent of the Secured Party, which consent may be withheld, conditioned, or delayed in the Secured Party's sole and absolute discretion. Any purported assignment or transfer in violation of the foregoing sentence shall be null and void and shall be of no force or effect.

14. Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

15. Submission to Jurisdiction.

(a) With respect to any claim or action arising hereunder, the Pledgor (i) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, New York, and appellate courts from any thereof, and (ii) irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, and irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Pledgor hereby irrevocably designates, appoints, and empowers the persons set forth in the process agent letter (the "**Process Agent**") of the same date as herein, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 15(a) hereof which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts.

16. Waiver of Jury Trial.

THE PARTIES TO THIS AGREEMENT KNOWINGLY, VOLUNTARILY AND EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ENFORCING OR DEFENDING ANY RIGHTS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HERETO ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 16 HAVE BEEN BARGAINED FOR AND THAT EACH SUCH PARTY HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION HEREWITH.

17. Severability.

In the event a court of competent jurisdiction holds that any provision of this Agreement is invalid, illegal, or unenforceable, the other provisions hereof shall not be affected thereby, and it is the intent of the Pledgor and the Secured Party that such affected provision be enforced to the maximum extent permitted by law.

18. Expenses.

The Pledgor or an affiliate thereof shall reimburse the Secured Party on demand for any and all costs, fees, and expenses (including, but not limited to, attorneys' costs, fees, and expenses) incurred by the Secured Party in connection with (a) the preparation, negotiation,

execution, delivery, administration, and collection of the Notes or any Transaction Document, (b) the enforcement or the attempted enforcement of the Secured Party's rights hereunder or thereunder, and (c) any filings which the Secured Party deems, in its sole and absolute discretion, necessary or advisable in connection with the Note or any Transaction Document, including, without limitation, any financing statements required for perfection of a security interest under the Uniform Commercial Code.

19. Counterparts.

This Agreement may be executed in any number of counterparts and by different parties thereto, including by facsimile or email transmission, each of which counterparts, when executed and delivered, shall be deemed an original, and all of which counterparts, taken together shall constitute one and the same agreement.

20. Headings.

The headings contained in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any provision of this Agreement.

[remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

PLEDGOR:

Newpoint Financial Corp.

By: ______________________
Name: Keith Beekmeyer
Title: CEO

SECURED PARTY:

Novea Inc.

By: ______________________
Name: James Quinlan
Title: CEO